UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2022

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2035 Maywill Street
Suite 100
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Kinsale Capital Group, Inc. (the “Company”) held its 2022 annual meeting of stockholders on May 26, 2022. Results of items presented for voting are listed below.

Proposal 1 - Election of nine directors to serve on the Company’s board of directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Michael P. Kehoe	19,363,304	28,110	9,276	1,334,540
Steven J. Bensinger	19,346,973	44,582	9,135	1,334,540
Teresa P. Chia	19,350,021	42,368	8,301	1,334,540
Robert V. Hatcher, III	19,101,048	290,313	9,329	1,334,540
Anne C. Kronenberg	19,376,623	15,825	8,242	1,334,540
Robert Lippincott, III	18,912,849	478,765	9,076	1,334,540
James J. Ritchie	19,345,878	45,777	9,035	1,334,540
Frederick L. Russell, Jr.	19,375,016	16,565	9,109	1,334,540
Gregory M. Share	18,794,414	516,138	90,138	1,334,540

Proposal 2 - Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
18,594,735	786,628	19,327	1,334,540

Proposal 3 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
20,657,825	65,233	12,172

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: May 26, 2022	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer